UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934 (Amendment No. )

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IHS MARKIT LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2020

IHS MARKIT LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-36495	98-1166311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
4th Floor, Ropemaker Place,
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices)

+44 20 7260 2000 (Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	INFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Human Resources Committee (the “Committee”) of the Board of Directors of IHS Markit Ltd. (the “Company”) previously approved for fiscal year 2020: (i) base salaries for the Company’s named executive officers (including, in certain cases, base salary adjustments effective March 1, 2020) and (ii) their fiscal year 2020 target cash incentive amounts (as a percentage of base salary) under the Company’s 2020 Cash Incentive Plan. The named executive officers and their titles are listed in the below table.

Following the Committee’s approvals of these compensatory arrangements, COVID-19 was declared by the World Health Organization to be a pandemic. In response to COVID-19’s potential adverse financial impact on the Company, at the request of the named executive officers, the Committee has approved adjustments to the compensation of the named executive officers for the remainder of 2020 and 2021. The Committee has approved reductions to the compensation for the named executive officers as follows:

•	Effective April 1, 2020 and for the remainder of fiscal year 2020, a 50% decrease from the current salary of the Chairman and Chief Executive Officer and a 40% decrease in the current salary of the other named executive officers;

•	A reduction in the 2020 Cash Incentive Target amounts to apply the previously approved target percentages of base salary to the adjusted full year earned 2020 salary for each named executive officer; and

•	Effective December 1, 2020 for the remainder of fiscal year 2021, a 25% decrease from the current salary of the Chairman and Chief Executive Officer and a 20% decrease in the current salary of the other named executive officers.

The adjusted full year earned 2020 salary for each named executive officer, the adjusted 2020 Cash Incentive Target amount and the adjusted 2021 salary for each named executive officer is set forth in the table below.

		CURRENT 2020		ADJUSTED 2020 AND 2021
Name	Title	Salary Effective March 1, 2020	Cash Incentive Target ($)(1)	Full Year Earned 2020 Salary After Adjustment Effective April 1, 2020	Cash Incentive Target ($)	2021 Salary effective December 1, 2020
Lance Uggla	Chairman and Chief Executive Officer	$1,200,000	$2,400,000	$800,000	$1,600,000	$900,000
Jonathan Gear	Executive Vice President and Chief Financial Officer	$650,000	$650,000	$464,167	$464,167	$520,000
Adam Kansler	Executive Vice President, President of Financial Services	$650,000	$650,000	$464,167	$464,167	$520,000
Sari Granat	Executive Vice President, Chief Administrative Officer and General Counsel	$575,000	$575,000	$415,417	$415,417	$460,000
Todd S. Hyatt	former Executive Vice President and Chief Financial Officer	$650,000	$650,000	$464,617	$464,617	$520,000

(1) Adjusted 2020 Cash Incentive Target based on percentage of adjusted earned salary for 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: March 30, 2020	By:	/s/ Sari Granat
Sari Granat
Executive Vice President, Chief Administrative Officer, and General Counsel